Exhibit 10.50

English Translation

LEASE CONTRACT

Parties of this Contract:

Lessor (Party A): Beijing Bailiwei Technology Development Co., Ltd.

Lessee (Party B): Shanghai Mecox Lane International Mailorder Co., Ltd.

In accordance with the “Contract Law of the People’s Republic of China,” Party A and Party B, on the basis of equality, voluntariness, fairness and integrity, have reached unanimity through consultations and entered into this Contract in respect of Party B’s leasing of the house which Party A is legally entitled to lease out.

1. Information about the Premise

1-1 Party A leases Party B the premises located at Houses 13-14, No.10 North Tianhe Road, Daxin District, Beijing (hereinafter the “Premises”). The construction area of the Premises is 3,100 square meters. The designated usage of the Premises is for storage and simple packaging. The type of the Premises is warehouse. The structure of the Premises is brick concrete. The floor plan of the Premises is attached hereto as Attachment 11. Party A has presented with Party B:

1) Certificate of Ownership of the Premises            /            . Certificate No.:             /            .

1-2 Being the custodian of the Premises, Party A enters into the lease relationship with Party B. Prior to the execution of this Contract, Party A has informed Party B that the Premises have not been mortgaged.

1-3 It is listed in Attachments 2 and 31 by both parties the scope, conditions and requirements of the usage of the public or common area of the Premises, the existing decoration, accessory facilities and equipments, and the provisions, standard and matters to be negotiated related to the decoration and facilities installed by Party B and agreed by Party A. Both parties agree that the attachments hereto shall form the basis of the inspection when Party A hands over the Premises to Party B and when Party B returns the Premises to Party A upon the termination of this Contract.

[1]	There are no such Attachments 1, 2 and 3.

2. Usage of the Lease

2-1 Party B undertakes to Party A that the Premises shall be used only for the purpose of storage and simple packaging and it shall comply with the national and municipal laws and regulations in relation to the usage of houses and property management.

2-2 Party B undertakes not to change the usage stipulated above without written consent of Party A and approvals of related departments according to the relevant rules and regulations.

3. Date of Handing Over and Lease Term

3-1 Both parties agree that Party A shall hand over the Premises to Party B before May 10, 2010. The lease term commences on May 11, 2010 and expires on May 10, 2012. Rental-free period shall commence on             /             and expire on             /            .

3-2 Party A shall have the right to take back the Premises upon the expiration of the term of the lease, and Party B shall return the Premises punctually. If Party B wishes to renew the lease, a written request shall be provided to Party A three months prior to the expiration of the term of the lease. Subject to Party A’s consent to the renewal, a new lease contract shall be executed.

4. Rent and Method and Time of Payment

4-1 Both parties agree that the monthly rent of the Premises is RMB51,860.40. (In capital: RMB FIFTY ONE THOUSAND EIGHT HUNDRED AND SIXTY YUAN AND FOUR JIAO.) The rent shall remain unchanged during the tenancy.

4-2 Party B shall pay the rent after the receipt of the invoice issued by Party A. If Party B fails to pay punctually, for every single day of delay, it shall pay a penalty to Party A at the rate of 0.05% of the monthly rent.

4-3 The method of payment of the rent shall be as follows: To be paid in cash, by check or account transfer.

5. Deposit and Other Fees

5-1 Both parties agree that Party B shall pay Party A the Deposit equal to the rent of _/_ month in an amount of RMB20,000 when Party A hands over the Premises. (In Capital: RMB TWENTY THOUSAND YUAN).

On receipt of the Deposit, Party A shall issue a receipt to Party B.

By termination of the tenancy, Party A shall offset from the Deposit the fees bearable by Party B hereunder and return the remains to Party B without interest.

5-2 During the tenancy, Party B shall bear the costs of water, electricity, gas, telecom and equipments relating to the use of the Premises.

5-3 The calculation, method of apportionment, method and time of payment of the above fees born by Party B shall be: to be paid along with the rent.

6. Requirements for Using the Premises and Responsibility for Reparation

6-1 During the tenancy, in the event that Party B discovers any damage or breakdown of the Premises and accessory facilities, it shall notify Party A promptly for reparation. Party A shall repair them within 2 days from the date of receipt of the notice. If Party A fails to repair in time, Party B may repair them at the cost of Party A.

6-2 During the tenancy, Party B shall make a proper use of and take good care of the Premises and accessory facilities. In respect of any damage or breakdown of the Premises or accessory facilities as a result of the improper use of Party B, Party B shall be liable for the reparation. In the event that Party B refuses to repair them, Party A may repair them instead at the cost of Party B.

6-3 During the tenancy, Party A ensures that the Premises and accessory facilities are in a normal, available and safe condition. Party A shall inform Party B ___ days prior to its inspection and maintenance of the Premises, and Party B shall render its co-operation. Party A shall minimise the impact on the use of the Premises by Party B.

6-4 If Party B needs to decorate or install ancillary facilities in addition to those stipulated in the Attachment 3 hereto, it shall obtain the prior written consent of Party A. If it is needs approval from the related department, Party B shall get such approval before construction.

7. Conditions of the Premises When Returned

7-1 Party B shall return the Premises to Party A within one day after the expiration of the tenancy unless Party A agrees to renew the lease. If Party B fails to return the Premises punctually without the consent of Party A, it shall pay the rent to Party A for the period of actual occupation of the Premises. At least the amount equal to one month’s rent shall be charged.

7-2 Party B shall return the Premises in a condition consistent with the Premises having been used normally. Party A shall inspect the Premises when the Premises are returned and the parties hereto shall settle the fees that they are respectively responsible for.

8. Sublet, Transfer and Exchange

8-1 Party B may not sublet part or the whole of the Premises to another party during the tenancy, unless approved by Party A in writing.

9. Conditions of Termination of this Contract

9-1 Both parties agree that neither party shall be liable to the other party if this Contract is terminated upon the occurrence of any of the following events at any time during the term of the lease:

(1) The use right of the land on which the Premises are situated is early revoked according to the law.

(2) The Premises are requisitioned according to the law for the public interest.

(3) The Premises are included in the demolition permission scope for urban development according to the law.

(4) The Premises get damaged, destroyed or are regarded as dangerous.

(5) The Premises are to be disposed of under mortgage which Party A has informed Party B of before the leasing.

9-2 Both parties agree that if any of the following events occurs, either party may inform the other party upon a written notice to terminate this Contract. The defaulting party shall pay the other party a penalty as liquidated damages equal to three times of the monthly rent. If the said liquidate damages are insufficient to make up for the losses suffered by the other party, the defaulting party shall further compensate for the balance thereof:

(1) Having failed to hand over the Premises punctually, Party A again fails to hand over the same within 15 days from the date of Party B’s written demand.

(2) The Premises handed over by Party A fail to comply with the conditions as herein contained, which frustrates the purpose of the lease; or the Premises are defective and endanger the safety of Party B.

(3) Party B changes the usage of the Premises without written consent of Party A, which causes damage to the Premises.

(4) The main structure of the Premises is damaged at fault of Party B.

(5) Party B sublets the Premises, transfers the leasing right of the Premises or exchanges with a third party their respective leased Premises without permission.

(6) Party B fails to pay the rent for 1 month.

10. Liabilities for Breach of Contract

10-1 In the event that the Premises have been defective by the time of handing over, Party A shall repair the Premises within three days from the date of handing over. If failed to repair the Premises punctually, Party A shall reduce the rent and amend the provisions in relation to the rent.

10-2 Party A shall be liable to compensate Party B for its losses occasioned by Party A’s failure to inform Party B that the Premises have been mortgaged or the transfer of the ownership of the Premises has been restricted before the leasing of the Premises.

10-3 Party A shall be liable to compensate Party B for its property damage or personal injury occasioned by Party’s failure to perform its obligations as contained herein related to the reparation and maintenance of the Premises during the tenancy, which causes damage to the Premises.

10-4 In the event that Party A early terminates this Contract and take bake the Premises other than in accordance with the provisions herein contained during the tenancy, it shall pay Party B a penalty as liquidated damages equal to twice of the rent for the days of the early termination. If the liquidated damages are not sufficient to make up for Party B’s losses, Party A shall further compensate Party B.

10-5 In the event that Party B decorates the Premises or installs other ancillary facilities without written consent of Party A or beyond the scope and requirement thereof, Party A may require Party B to recover the Premises or compensate for its losses.

10-6 In the event that Party B early surrenders the lease other than in accordance with the provisions herein during the tenancy, the Deposit paid by Party B shall not be returned.

11. Other Provisions

11-2 This Contract shall become effective after being signed by both parties. Within 15 days upon the effectiveness, Party A will complete the registration and recording procedures with the real estate exchange center or the reception office of the farm system at the district or county where the Premise is located and obtain the certificate for the registration and recording of house leasing. Where this Contract is registered and recorded, Party A shall complete the registration and recording procedures with the original administration for any amendment or termination within 15 days upon such amendment or termination. Party A shall be liable for any legal dispute arising from its failure to complete the above registration and recording procedures.

11-3 If this Contract has any outstanding matter, it can be settled by supplemental provisions upon negotiations between both parties. The supplemental provisions and attachments hereto shall be an integral part of this Contract.

11-4 By execution of this Contract, both parties shall be clear of their rights, obligations and responsibilities and be willing to perform strictly in accordance with the provisions hereof. If either party breaches this Contract, the other party may claim in accordance with the provisions hereof.

11-5 Any dispute arising from the performance of this Contract shall be settled through negotiation. If the parties fail to resolve the dispute through negotiation, both parties agree to bring a lawsuit to the People’s Court.

11-6 This Contract and its attachments shall have six originals.

Supplemental Provisions

1.	Party A shall ensure that Party B may independently use the telephone, gas, water meter, power meter and other facilities and that suppliers of water, power, gas, heat, telecom, cable TV and others shall charge Party B directly within the Premises.

2.	In the event that any dispute arises between both parties or Party B delays the payment of the rent or fails to leave the Premises promptly after the termination of this Contract, both parties shall claim the right by litigation or arbitration, other than by cutting off water or power supply or in such ways that affect Party B’s business or by violence or other ways to destroy Party B’s properties. Otherwise, Party A shall bear the relevant losses.

3.	The decoration or facilities added by Party B according to the provisions of Attachment 3 or for the business purpose hereof (except for those facilities which can be freely moved or dismantled without reducing their value or function) shall be handed over according to the natural used situation and shall be priced through consultation by both parties upon the termination of this Contract. If the parties fail to reach into an agreement, it can be priced by a qualified agency jointly recommended by both parties or disposed of through litigation or arbitration.

4.	Party A undertakes that the Premises completely comply with the legal requirements on fire control and requirements of Shanghai municipal authority for fire control.

6.	Party A shall ensure Party B’s right to deal with its business normally and freely. Unless otherwise stipulated by law or by this Contract, Party A shall not interfere with Party B’s business affairs.

7.	By termination of this Contract and handing over of the Premises, the condition of the Premises, the inner decoration and facilities shall be recorded in the Attachment 3 hereof and be signed or sealed for confirmation by both parties. In the event that any dispute arises or the Premises fail to be handed over successfully, either party may engage a notary agency or members of the local government office or neighborhood committee to witness and take photograph (video) to record the condition inside the Premises. Such record can be used as the effective record when handing over the Premises.

8.	In the event that any dispute arises from neighbouring relationships or due to the use of public facilities, Party A shall coordinate positively to solve the matter. In the event that such disputes affect Party B’s regular business, Party B may terminate the tenancy at its sole decision and/or require Party A to cover the losses suffered by it, and such termination shall not be regarded as breach of this Contract.

9.	In the event that Party B wishes to renew the lease according to article 3-2 of this Contract, Party A agrees that Party B shall have priority under the same conditions.

10.	In the event that there is any discrepancy between these supplemental provisions and the main text of this Contract, these supplemental provisions shall prevail.

11.	Party A ensures that there is no right defect in the Premises and the affiliated facilities. In the event that a third party claims its right and thus affects Party B’s normal use of the Premises and the facilities, Party B has the right to immediately terminate this Contract. Meanwhile, Party A shall pay liquidated damages equal to 2 times of the monthly rent and compensate for all the losses suffered by Party B (including but not limited to Party B’s decoration input, relocation costs, rent difference and intermediary fees).

Lessor (Party A): Beijing Bailiwei Technology Development Co., Ltd.

Nationality:

Legal Representative:

Certificate / ID No.:

Address:

Post Code: 102600

Tel: 010-60281200

Authorized Agent: Qingliang Gong

Signature & Seal: [seal: Beijing Bailiwei Technology Development Co., Ltd.]

Date of Execution: April 22, 2010

Place of Execution: Beijing

Lessee (Party B): Shanghai Mecox Lane International Mailorder Co., Ltd.

Nationality:

Legal Representative:

Certificate / ID No.:

Address:

Post Code:

Tel:

Authorized Agent:

Signature & Seal: [seal: Shanghai Mecox Lane International Mailorder Co., Ltd.]

Date of Execution:

Place of Execution: Shanghai